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                                                                    EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement of our report dated December 8, 1995, relating to the financial statements of TVX, Inc., as of September 30, 1995 and for each of the years in the two-year period ended September 30, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                                GELFOND HOCHSTADT PANGBURN & CO.



Denver, Colorado
January 30, 1997